UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2019, Nevro Corp.’s (“Nevro” or the “Company”) amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) was filed with the Secretary of State of the State of Delaware and became effective. Effective upon the filing of the Charter Amendment, an amendment to the Company’s amendment and restated bylaws also became effective (the “Bylaw Amendment”). As further described in Nevro’s definitive proxy statement for the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the Charter Amendment and Bylaw Amendment had two effects: (i) to phase in the declassification of Nevro’s Board of Directors to allow its stockholders to vote on the election of directors generally on an annual basis, rather than on a staggered basis (the “Declassification Amendment”) and (ii) to replace the provisions in Nevro’s amended and restated certificate of incorporation and amendment and restated bylaws (collectively, the “Organizational Documents”) that require the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of Nevro’s voting stock (the “Supermajority Voting Requirement”) for stockholders to take action with a majority of Nevro’s voting stock (the “Supermajority Amendment”).

As a result of the Declassification Amendment, each director who stands for election or re-election at and after the 2020 annual meeting of stockholders following the completion of such director’s then-current three-year term will be elected for a one-year term, expiring at the next year’s annual stockholder meeting, and the Board of Directors structure will be completely declassified by the 2022 annual meeting of stockholders. Commencing with the 2022 annual meeting of stockholders, Nevro’s directors will no longer be divided into classes.

As a result of the Supermajority Amendment, the Supermajority Voting Requirement is eliminated and provisions of the Company's Organizational Documents that would have required supermajority stockholder approval under the Organizational Documents will instead require approval of the holders of a majority of the voting power of all then-outstanding shares of voting stock, voting together as a single class.

The foregoing description of the Charter Amendment and the Bylaw Amendment is qualified in its entirety by reference to (1) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto, and (2) the Amendment to the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2019, Nevro held its 2019 Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2019. Only stockholders of record as of the close of business on April 2, 2019, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 30,449,607 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2022 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
D. Keith Grossman	23,156,673	1,440,323	1,781,249
Wilfred E. Jaeger, M.D.	23,893,692	703,304	1,781,249
Elizabeth Weatherman	24,290,315	306,681	1,781,249

Proposal 2. The ratification of the selection, by the Audit Committee of the Board of Directors of the Company, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019:

Votes For	Votes Against	Abstentions
26,354,586	21,072	2,587

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,131,096	4,427,238	38,662	1,781,249

Proposal 4.  The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to phase in the declassification of the Company’s Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,590,451	4,897	1,648	1,781,249

Proposal 5.  The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,579,325	16,166	1,505	1,781,249

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nevro Corp.

3.2	Amendment to Amended and Restated Bylaws of Nevro Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: May 24, 2019	By:	/s/ Andrew H. Galligan
Andrew H. Galligan Chief Financial Officer